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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF TARPON INDUSTRIES, INC.

Name                                           Jurisdiction of Incorporation
----                                           -----------------------------
Eugene Welding Co.                             Michigan
Steelbank, Inc.                                Ontario, Canada
BST Acquisition, Ltd.                          New Brunswick, Canada